Exhibit 99.4

Dear Valued Customer: As a depositor and/or eligible borrower of Seneca Savings, you are a member of Seneca Financial MHC. I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), Seneca Bancorp, Inc. (“Seneca Bancorp”), a Maryland corporation and the proposed new holding company of Seneca Savings, is offering shares of common stock for sale in connection with the conversion of Seneca Financial MHC from the mutual holding company to the stock holding company form of organization. In connection with the conversion, Seneca Savings intends to convert to a national bank and change its name to “Seneca Savings Bank, National Association”. Enclosed you will find a Prospectus, a Stock Order Form, a Proxy Statement, a Proxy Card, and a Questions and Answers Brochure describing the proxy vote, the stock offering and the plan of conversion. THE PROXY VOTE: Your vote is extremely important for us to complete the conversion and stock offering. In addition to receiving all required regulatory approvals to undertake the conversion and stock offering, we must receive the approval of our eligible customers (i.e.; depositors and certain borrowers of Seneca Savings). NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your eligible accounts at Seneca Savings. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or the Internet by following the instructions on the Proxy Card. Our board of directors urges you to vote “FOR” the plan of conversion. Please note: • The proceeds resulting from the sale of stock will support our business strategy. • There will be no change to account numbers, interest rates or other terms of your accounts at Seneca Savings. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits, without interruption. • You will continue to enjoy the same services with the same board of directors, management and staff. • Voting does not obligate you to purchase shares of common stock in our stock offering. THE STOCK OFFERING: As an eligible Seneca Financial MHC member, you have non-transferable rights, but no obligation, to subscribe for shares of common stock in our Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers in the stock offering. The enclosed Prospectus describes the stock offering in more detail. Read the Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Seneca Savings main office, located at 35 Oswego Street, Baldwinsville, New York. Original Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on __________, 2025. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. I invite you to consider this opportunity to share in our future as a Seneca Bancorp stockholder. Thank you for your continued support as a Seneca Savings customer. Sincerely, Joseph G. Vitale President and Chief Executive Officer SNNF-M Questions? Call our Stock Information Center, toll-free, at (___) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Dear Valued Customer: I am pleased to tell you that pursuant to a plan of conversion and reorganization (the “plan of conversion”), Seneca Financial MHC will convert from the mutual holding company to the stock holding company form of organization. In accordance with the plan of conversion, Seneca Bancorp, Inc., a Maryland corporation and the proposed new holding company of Seneca Savings is offering shares of its common stock. In connection with the conversion, Seneca Savings intends to convert to a national bank and change its name to “Seneca Savings Bank, National Association”. THE PROXY VOTE: Your vote is extremely important for us to meet our goals. In addition to receiving all required regulatory approvals to undertake the conversion and stock offering, we must receive the approval of our eligible customers (i.e.; depositors and certain borrowers of Seneca Savings). NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your eligible accounts at Seneca Savings. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or the Internet by following the instructions on the Proxy Card. Our board of directors urges you to vote “FOR” the plan of conversion. THE STOCK OFFERING: Although you may vote on the plan of conversion, we regret that Seneca Bancorp, Inc. is unable to offer its shares of common stock to you because of the small number of customers in your jurisdiction makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical. We may, however, still be able to provide you the opportunity to purchase shares of common stock by relying on an exemption from state registration, if applicable to your state. If you wish to subscribe for shares of Seneca Bancorp, Inc. common stock, please promptly call our Stock Information Center at the toll-free telephone number below for guidance. If you qualify for an exemption, we will provide you a stock order form and any additional forms required for your participation in the stock offering. If you have any questions about the plan of conversion or voting, please refer to the enclosed information or call the Stock Information Center at the number shown below. Sincerely, Joseph G. Vitale President and Chief Executive Officer SNNF-MB1 Questions? Call our Stock Information Center, toll-free, at (___) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Dear Friend: I am pleased to tell you about an investment opportunity. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), Seneca Bancorp, Inc. (“Seneca Bancorp”), a Maryland corporation and the proposed new holding company of Seneca Savings, is offering shares of common stock for sale at a price of $10.00 per share. No sales commission will be charged for purchasing shares in the stock offering. In connection with the conversion, Seneca Savings intends to convert to a national bank and change its name to “Seneca Savings Bank, National Association”. Our records indicate that you were a depositor of Seneca Savings at the close of business on either March 31, 2024 or June 30, 2025, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are offered for sale to the general public. The enclosed Prospectus describes the offering in more detail. Read the Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Seneca Savings main office, located at 35 Oswego Street, Baldwinsville, New York. Original Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on __________, 2025. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a Seneca Bancorp stockholder. Sincerely, Joseph G. Vitale President and Chief Executive Officer SNNF-F Questions? Call our Stock Information Center, toll-free, at (___) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. BANCORP, INC.

Dear Friend: I am pleased to tell you that pursuant to a plan of conversion and reorganization (the “plan of conversion”), Seneca Financial MHC will convert from the mutual holding company to the stock holding company form of organization. In accordance with the plan of conversion, Seneca Bancorp, Inc., a Maryland corporation and the proposed new holding company of Seneca Savings is offering shares of its common stock. In connection with the conversion, Seneca Savings intends to convert to a national bank and change its name to “Seneca Savings Bank, National Association”. Our records indicate that you were a depositor of Seneca Savings at the close of business on either March 31, 2024 or June 30, 2025, whose account(s) was/were closed thereafter. As such, you may have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are offered for sale to the general public. We regret that Seneca Bancorp, Inc. is unable to offer its shares of common stock to you because of the small number of customers in your jurisdiction makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical. We may, however, still be able to provide you the opportunity to purchase shares of common stock by relying on an exemption from state registration, if applicable to your state. If you wish to subscribe for shares of Seneca Bancorp, Inc. common stock, please promptly call our Stock Information Center at the toll-free telephone number below for guidance. If you qualify for an exemption, we will provide you a stock order form and any additional forms required for your participation in the stock offering. Thank you for your past support as a Seneca Savings customer. Sincerely, Joseph G. Vitale President and Chief Executive Officer SNNF-FB1 Questions? Call our Stock Information Center, toll-free, at (___) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. BANCORP, INC.

SNNF-C Dear Potential Investor: I am pleased to tell you about an investment opportunity. Seneca Bancorp, Inc. (“Seneca Bancorp”), a Maryland corporation and the proposed new holding company of Seneca Savings, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged for purchasing shares in the stock offering. The stock offering is being conducted pursuant to a plan of conversion and reorganization (the “plan of conversion”) that provides for the conversion of Seneca Financial MHC from the mutual holding company to the stock holding company form of organization. In connection with the conversion, Seneca Savings intends to convert to a national bank and change its name to “Seneca Savings Bank, National Association”. Read the enclosed Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Seneca Savings main office, located at 35 Oswego Street, Baldwinsville, New York. Original Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on __________, 2025. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a Seneca Bancorp stockholder. Sincerely, Joseph G. Vitale President and Chief Executive Officer Questions? Call our Stock Information Center, toll-free, at (___) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. BANCORP, INC.

Dear Potential Investor: I am pleased to tell you about an investment opportunity. Seneca Bancorp, Inc. (“Seneca Bancorp”), a Maryland corporation and the proposed new holding company of Seneca Savings, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged for purchasing shares in the stock offering. The stock offering is being conducted pursuant to a plan of conversion and reorganization (the “plan of conversion”) that provides for the conversion of Seneca Financial MHC from the mutual holding company to the stock holding company form of organization. In connection with the conversion, Seneca Savings intends to convert to a national bank and change its name to “Seneca Savings Bank, National Association”. Read the enclosed Prospectus carefully. If you are interested in purchasing shares of Seneca Bancorp, Inc. common stock, complete the enclosed Stock Order Form and Investor Affidavit and return both, with full payment, by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Seneca Savings main office, located at 35 Oswego Street, Baldwinsville, New York. Original Stock Order Forms, Investor Affidavit and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on __________, 2025. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a Seneca Bancorp, Inc. stockholder. Sincerely, Joseph G. Vitale President and Chief Executive Officer SNNF-C2 Questions? Call our Stock Information Center, toll-free, at (___) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. BANCORP, INC.

SNNF-D Dear Prospective Investor: Keefe, Bruyette & Woods, A Stifel Company, has been retained by Seneca Bancorp, Inc. as its marketing agent in connection with the stock offering by Seneca Bancorp, Inc. At the request of Seneca Bancorp, Inc., we are enclosing a Prospectus and Stock Order Form regarding the offering of shares of Seneca Bancorp, Inc. common stock. We encourage you to read the enclosed Prospectus carefully before making an investment decision. If you have questions after reading the enclosed material, please call the Stock Information Center at (___) ___-____, between 10 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except bank holidays. We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We make no recommendation or solicitation for action by you with regard to the enclosed material. Sincerely, This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

SNNF-QA Questions and Answers About Our Conversion and Stock Offering BANCORP, INC.

This brochure answers questions about the conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the ‘‘Risk Factors’’ section. Seneca Bancorp, Inc. is offering shares of its common stock for sale on a best efforts basis in connection with the conversion of Seneca Financial MHC from the mutual holding company to the stock holding company form of organization. GENERAL — THE CONVERSION AND STOCK OFFERING Our board of directors has determined that the conversion and stock offering is in the best interests of our organization, our customers and the communities we serve. Q. What is the conversion and stock offering? A. Under our plan of conversion and reorganization (the “plan of conversion”), Seneca Financial MHC will convert from the mutual holding company to the stock holding company form of organization. Seneca Bancorp, Inc. (“Seneca Bancorp”) will offer shares of its common stock for sale to our eligible depositors, eligible borrowers and, if necessary, members of the general public. Upon completion of the conversion and stock offering, Seneca Financial MHC and Seneca Financial Corp. will cease to exist and Seneca Bancorp, a Maryland corporation, will become the successor holding company to Seneca Financial Corp. and will become the stock holding company of Seneca Savings (to be renamed Seneca Savings Bank, National Association). Q. What are the reasons for the conversion and stock offering? A. Our primary reasons for undertaking the conversion and stock offering are to: support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering; improve the liquidity of our shares of common stock; facilitate our stock holding company’s ability to pay dividends to our public stockholders; facilitate future mergers and acquisitions; and transition our organization to a stock holding company structure, which gives us the flexibility to access the capital markets compared to our existing mutual holding company structure. Q. Is Seneca Savings considered “well-capitalized” for regulatory purposes? A. Yes. As of March 31, 2025, Seneca Savings was considered “well capitalized” for regulatory purposes. Q. Will customers notice any change in Seneca Savings’ day-to-day activities as a result of the conversion and stock offering? A. No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our board of directors, management, and staff as a result of the conversion and stock offering. Seneca Savings will continue to operate as an independent bank. Q. Will the conversion and stock offering affect customers’ deposit accounts or loans? A. No. The conversion and stock offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits, without interruption. Deposit accounts will not be converted to stock. Depositors and eligible borrowers will no longer have voting rights in Seneca Financial MHC as to matters currently requiring such vote. Seneca Financial MHC will cease to exist after the conversion and stock offering. Only stockholders of Seneca Bancorp, Inc. will have voting rights after the conversion and stock offering. THE PROXY VOTE Although we have received conditional regulatory approval, the plan of conversion is also subject to approval by Seneca Financial Corp.’s stockholders and the members (i.e.; depositors and certain borrowers of Seneca Savings) of Seneca Financial MHC. Q. Why should I vote “For” the plan of conversion? A. Your vote “For” the plan of conversion is extremely important to us. Each eligible Seneca Financial MHC member at the close of business on __________, 2025 should have received a package containing a Proxy Card. These packages also include a Proxy Statement describing the plan of conversion which cannot be implemented without stockholder and member approval. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the proxy cards that were sent to you. Our board of directors believes that converting to a fully public ownership structure will best support our future growth. Voting does not obligate you to purchase shares of common stock in the stock offering. Q. What happens if I don’t vote? A. Your vote is very important. Proxy Cards not voted will have the same effect as voting “Against” the plan of conversion. Without sufficient favorable votes, we cannot complete the plan of conversion and stock offering. Q. How do I vote? A. You may vote by Internet or telephone by following the instructions on the proxy card. Internet and telephone voting is available 24 hours a day, and your vote will be recorded immediately. Alternatively, you may mark your vote, sign, date and mail the proxy card(s) in the Proxy Reply Envelope provided. Regardless of how you choose to cast your vote, please vote today. Not voting has the same effect as voting “Against” the plan of conversion. Q. How many votes are available to me? A. Depositors of Seneca Savings at the close of business on __________, 2025 are entitled to one vote for each $100 or fraction thereof on deposit. Also, each borrower of Seneca Savings at the close of business on March 24, 2017 who maintained such borrowings as of the close of business on __________, 2025 is entitled to cast one vote in addition to votes he or she is entitled to as a depositor. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer. Q. Why did I receive more than one Proxy Card? A. If you had more than one deposit and/or applicable loan account at Seneca Savings at the close of business on __________, 2025, you may have received more than one

Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you. Q. More than one name appears on my Proxy Card. Who must sign? A. The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the named beneficiary. THE STOCK OFFERING AND PURCHASING SHARES Q. How many shares are being offered for sale and at what price? A. Seneca Bancorp, Inc. is offering for sale between 892,500 and 1,388,625 shares of common stock at $10.00 per share. No sales commission will be charged for purchasing shares in the stock offering. Q. Who is eligible to purchase stock in the stock offering? A. Pursuant to our plan of conversion, non-transferable rights to subscribe for shares of Seneca Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority to: Priority #1 — Depositors of Seneca Savings with aggregate balances of at least $50 at the close of business on March 31, 2024; Priority #2 — Our tax-qualified employee benefit plans; Priority #3 — Depositors of Seneca Savings with aggregate balances of at least $50 at the close of business on June 30, 2025; and Priority #4 — Depositors of Seneca Savings at the close of business on __________, 2025, and borrowers of Seneca Savings as of March 24, 2017 who maintained such borrowings as of the close of business on __________, 2025. Shares not subscribed for in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given first to natural persons (including trusts of natural persons) residing in the New York counties of Cayuga, Cortland, Madison, Oneida, Oswego and Onondaga and then to Seneca Financial Corp’s public stockholders at the close of business on __________, 2025. Shares not sold in the Subscription Offering and Community Offering may be offered for sale to the general public in a Syndicated Community Offering. Q. I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder? A. No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the stock offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the stock offering. Q. How may I order shares in the Subscription Offering and any Community Offering? A. Shares can be ordered by completing an original Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Seneca Savings’ main office, located at 35 Oswego Street, Baldwinsville, New York. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at our other offices. Please do not mail Stock Order Forms to any of Seneca Savings’ offices. Q. What is the deadline for ordering shares? A. To order shares in the Subscription Offering and any Community Offering, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Eastern time, on __________, 2025. Acceptable methods for delivery of Stock Order Forms are described above. Q. How may I pay for the shares? A. Payment for shares can be remitted in three ways: (1) By personal check, bank check or money order from the purchaser, made payable directly to Seneca Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Seneca Savings line of credit checks may not be remitted for payment. (2) By authorized withdrawal of funds from your Seneca Savings deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, health savings accounts, individual retirement accounts or other retirement accounts held at Seneca Savings may not be listed for direct withdrawal. See information on retirement accounts below. (3) By cash. Cash will only be accepted at Seneca Savings’ main office, located at 35 Oswego Street, Baldwinsville, New York, and will be converted to a bank check. Please do not remit cash by mail! Q. Will I earn interest on my funds? A. Yes. If you pay by personal check, bank check or money order, you will earn interest at ___% per annum, from the date payment is processed until the completion of the conversion and stock offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Seneca Savings deposit account(s), your funds will continue to earn interest within the account, at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and stock offering. Q. Are there limits to how many shares I can order? A. Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by an individual or individuals acting through a single qualifying account held jointly is 25,000 shares ($250,000). Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 35,000 shares ($350,000) in all categories of the offerings combined. More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Stock Offering — Additional Limitations on Common Stock Purchases.” Q. May I use my Seneca Savings individual retirement account (“IRA”) to purchase shares? A. It’s possible to use funds currently held in retirement accounts with Seneca Savings. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Seneca Savings or elsewhere, please call our Stock Information Center for guidance as soon as possible, but in no event later than two weeks before the __________, 2025 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held. Q. May I get a loan from Seneca Savings to pay for shares? A. No. Seneca Savings, by regulation, cannot extend a loan for the purchase of Seneca Bancorp common stock in the stock offering. Similarly, you may not use existing Seneca Savings line of credit checks to purchase stock in the stock offering. Q. May I change my mind and cancel my order after I place an order to subscribe for stock? A. No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the stock offering is terminated or is extended beyond __________, 2025, or the number of shares of common stock to be sold is increased to more than 1,388,625 shares or decreased to less than 892,500 shares. Q. Are directors and executive officers of Seneca Savings planning to subscribe for stock? A. Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 63,500 shares ($635,000) representing 7.1% of the shares to be sold at the minimum of the offering range. Q. Will the stock be insured? A. No. Like any common stock, Seneca Bancorp common stock will not be insured. Q. Will dividends be paid on the stock? A. Following completion of the conversion and stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future. Q. How will Seneca Bancorp shares be traded? A. The existing shares of common stock of Seneca Financial Corp. are currently quoted on the OTC Pink Market under the symbol “SNNF”. Upon consummation of the conversion and stock offering, the shares of common stock of Seneca Bancorp are expected to be quoted on the OTCQX Market under the symbol “SNNF.” Once the shares of Seneca Bancorp have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell Seneca Bancorp shares in the future. Q. If I order shares in the Subscription Offering and any Community Offering, when will I receive my shares? A. All shares of Seneca Bancorp common stock sold in the Subscription Offering and Community Offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the conversion and stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership. THE SHARE EXCHANGE Q. What is the share exchange? A. The outstanding shares of Seneca Financial Corp. common stock held by public stockholders of Seneca Financial Corp. on the completion date of the conversion and stock offering will be exchanged for newly issued shares of Seneca Bancorp common stock. The number of shares of Seneca Bancorp common stock to be received by the public stockholders of Seneca Financial Corp. will depend on the number of shares sold in the stock offering. Although the shares of Seneca Bancorp common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement before selling your shares. Your ability to sell shares of common stock before you receive this statement will depend on arrangements you may make with a brokerage firm. WHERE TO GET MORE INFORMATION Q. How can I get more information? A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, at (___) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center will be closed on bank holidays. This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

SNNF-PF IMPORTANT NOTICE IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT, YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU. THEY DO NOT DUPLICATE EACH OTHER! THANK YOU! Questions? Call our Information Center, toll-free, at (___) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except bank holidays. This flyer is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

YOUR VOTE IS IMPORTANT! PLEASE VOTE THE ENCLOSED PROXY CARD! If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package, please vote the enclosed replacement Proxy Card. You may vote by mail using the enclosed envelope or follow the telephone or Internet voting instructions on the Proxy Card. PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”). Not voting has the same effect as voting “Against” the plan of conversion. Voting does not obligate you to purchase common stock in the stock offering. The conversion will change our form of corporate structure, but will not result in changes to bank staff, management, or your deposit accounts or loans at Seneca Savings. Deposit accounts will not be converted to common stock. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption. IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY ARE NOT DUPLICATES! QUESTIONS? Please call our Information Center at (___) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. SNNF-PG1

SNNF-PG2 HAVE YOU VOTED YET? PLEASE VOTE THE ENCLOSED PROXY CARD! Our records indicate that you have not voted the Proxy Card(s) we mailed to you. If you are unsure whether you voted, please vote the enclosed replacement Proxy Card. Your vote will not be counted twice. Not voting has the same effect as voting “Against” the plan of conversion and reorganization (the “plan of conversion”). YOUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” THE PLAN OF CONVERSION. Voting does not obligate you to purchase shares of common stock during the stock offering, nor does it affect your Seneca Savings deposit accounts or loans. IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY ARE NOT DUPLICATES! QUESTIONS? Please call our Information Center, toll-free, at (___) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

SNNF-PG3 YOUR VOTE IS IMPORTANT! Not voting has the same effect as voting “Against” the plan of conversion and reorganization (the “plan of conversion”). IN ORDER TO IMPLEMENT THE PLAN OF CONVERSION, WE MUST OBTAIN THE APPROVAL OF OUR VOTING CUSTOMERS. If you are unsure whether you voted, Vote the enclosed replacement Proxy Card. Your vote will not be counted twice. IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY ARE NOT DUPLICATES! Please note: Implementing the plan of conversion will not affect your deposit accounts or loans at Seneca Savings. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption. Voting does not obligate you to purchase common stock in the stock offering. THANK YOU VERY MUCH! QUESTIONS? Please call our Information Center, toll-free, at (___) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Seneca Bancorp, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by Seneca Bancorp, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the plan of conversion and reorganization, as well as other conditions and limitations described in the Seneca Bancorp, Inc. Prospectus dated __________, 2025. Refer to pages ___ – ___ of the Seneca Bancorp, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Other Order Information: Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below)

Offering Category Descriptions:

Subscription Offering

•	Depositors of Seneca Savings with aggregate balances of at least $50 at the close of business on March 31, 2024;
•	Seneca Savings tax-qualified employee benefit plans;
•	Depositors of Seneca Savings with aggregate balances of at least $50 at the close of business on June 30, 2025; and
•	Depositors of Seneca Savings at the close of business on __________, 2025 and borrowers of Seneca Savings as of March 24, 2017 who maintained such borrowings as of the close of business on __________, 2025.

Community Offering

•	Residents in the New York counties of Cayuga, Cortland, Madison, Oneida, Oswego and Onondaga;
•	Seneca Financial Corp’s public stockholders at the close of business on __________, 2025; and
•	General Public.

Thank you for your order,

SENECA BANCORP, INC.

STOCK INFORMATION CENTER

(___) ___-____.

FINAL REMINDER PROXYGRAM (if needed)

[Seneca Savings Letterhead]

Dear Voting Customer,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the plan of conversion and reorganization (the “plan of conversion”).

YOUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” THE PLAN OF CONVERSION.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of Laurel Hill Advisory Group, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

Laurel Hill Advisory Group

(888) 742 – 1305 (toll-free)

DAYS/HOURS:

Monday - Friday

9:00 a.m. to 6:00 p.m., Eastern time

I appreciate your participation.

Sincerely,

Joseph G. Vitale

President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

HAVE YOU VOTED YET?

We would like to remind eligible customers to vote on our plan of conversion and reorganization (the “plan of conversion”).

✓	The conversion will not result in changes to our staff or your account relationships with Seneca Savings.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption.

✓	Voting does not obligate you to purchase shares of common stock in the stock offering.

Your board of directors urges you to join them in voting

“FOR” the plan of conversion.

If you have questions about voting,

call our Information Center, toll-free,

at (___) ___-____,

between 10:00 a.m. and 4:00 p.m., Monday through Friday.

Our Information Center is closed on bank holidays.

[Seneca Savings Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

FINAL BRANCH LOBBY POSTER (if needed)

PLEASE VOTE NOW!!!

You do not need YOUR proxy card in order to vote.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call Laurel Hill Advisory Group, our Independent Voting Agent,

at (888) 742-1305 (toll-free),

Monday through Friday,

9:00 a.m. to 6:00 p.m.

If you are unsure whether you voted, please call.

Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS URGES YOU TO VOTE

“FOR” the Plan of CONVERSION AND REORGANIZATION (the “plan of conversion”).

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF CONVERSION.

THANK YOU!

[Seneca Savings Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card to be used to vote on our organization’s plan of conversion and reorganization. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards received. If you have questions about voting, call our Information Center, toll-free, at (___) ___-____, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time.

[Seneca Savings Logo]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Eligible customers as of __________, 2025 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our plan of conversion and reorganization (the “plan of conversion”).

If you received Proxy Cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card. We hope that you will vote “FOR” the plan of conversion as recommended by our board of directors. If you have questions about voting, please call our Information Center, toll-free, at (___) ___-____, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. Our Information Center is closed on bank holidays.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Eligible customers as of __________, 2025 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our plan of conversion and reorganization. If you have not yet voted, a quick way to do so is to click on the link below. This will lead you to a confidential voting site.

CUSTOMERS VOTE HERE NOW myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card(s) in hand so that you can enter online the 12 digit control number printed on your Proxy Card(s).

STOCKHOLDERS VOTE HERE NOW ____________.com

EMAIL VOTE REMINDER – (Optional)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

As an eligible customer as of __________, 2025, you recently were sent a large white envelope containing proxy materials requesting your vote on our plan of conversion and reorganization (the “plan of conversion”).

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Below the Proxy Card are instructions to vote by telephone, Internet or by mail.

Without sufficient favorable votes, we cannot implement the plan of conversion. NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN OF CONVERSION.

_________________

Do you have questions?

Please call our Information Center, toll-free, at (___) ___-____, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time.

We appreciate your participation.

{Seneca Savings Logo}

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

“Hello - This is Joseph Vitale, President & Chief Executive Officer of Seneca Savings calling with a quick message. Within the next few days, you should expect to receive from us one or more packages about our conversion, stock offering and related materials. These materials requests your vote on items of importance to our bank and our valued customers. Please help us by opening each package you receive and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of Seneca Savings.”

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

SENECA BANCORP, INC. [LOGO]

Proposed Stock Holding Company

for Seneca Savings

UP TO 1,388,625 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Seneca Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Seneca Bancorp, Inc., without sales commission, during the offering period.

This offering expires at 2:00 p.m., Eastern time, on __________, 2025.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at (___) ___-____,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.